                                                                     Exhibit 4.4

                     TEXTRON FINANCIAL CANADA FUNDING CORP.
                         MEDIUM-TERM NOTES, SERIES F-CAD
                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                          TEXTRON FINANCIAL CORPORATION

Cusip No.: __________   Registered No.: R-_________  Principal Amount: $________

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Issue Price: ________________________   Maturity Date: _________________________

Original Issue Date: ________________

                                        [_____] Original Issue Discount Note

                                           Total Amount of OID: ________________

                                           Yield to Maturity: _________________%

                                           Initial Accrual Period OID: _________
[_____] Fixed Rate

   Interest Rate: __________________%

[_____] Floating Rate

Interest Rate Basis:

                                        Specified Currency (if other than U.S.
____ CD Rate                            dollars): ______________________________

____ CMT Rate

   [_____] CMT Telerate Page 7051       Option To Receive Payments In Specified
   [_____] CMT Telerate Page 7052       Currency (non-U.S. dollar denominated
      [_____] Weekly Average            Note): _________________________________
      [_____] Monthly Average

____ Commercial Paper Rate

____ Federal Funds Rate

____ LIBOR                              Place of Payment: ______________________

      [_____] LIBOR Reuters
      [_____] LIBOR Telerate
      LIBOR Currency:
      [_____] Index Maturity

____ Prime Rate

____ Treasury Rate

____ Other

Spread (Plus Or Minus): _____________   Initial Redemption Date: _______________

                                        Initial Redemption Percentage: _________

                                        Annual Redemption Percentage
                                        Reduction: _____________________________

                                        Repayment Date: ________________________

Spread Multiplier: _________________%   Renewable: [ ] Yes   [ ] No

                                        Extendible: [ ] Yes  [ ] No

Interest Category: __________________

[_____] Regular Floating Rate Note      Final Maturity Date: ___________________

[_____] Floating Rate/Fixed Rate Note

   Fixed Rate Commencement Date: ____

   Fixed Interest Rate: ____________%

[_____] Inverse Floating Rate Note

Initial Interest Reset Date: ________   Maximum Interest Rate: ________________%

Interest Reset Dates: _______________   Minimum Interest Rate: ________________%

Interest Payment Dates (in the case
of a Floating Rate Note and, in the
case of a Fixed Rate Note, other than
as set forth below): ________________

Regular Record Dates (if other than
as set forth below): ________________

Interest Determination Dates: _______

Additional Amounts applicable for Company:
[ ] Yes
[ ] No

Additional Amounts applicable for Guarantor:
[ ]Yes
[ ]No

Addendum Attached                       Other Provisions: ______________________
[ ] Yes
[ ] No

Authorized Denomination (only if
non-U.S. dollar denominated Note or
if other than $1,000 and integral
multiples thereof): _________________

Calculation Agent (if other than the
Trustee): ___________________________

Interest Payment Period: ____________

     Textron Financial Canada Funding Corp., an unlimited liability corporation duly organized under the laws of the Province of Nova Scotia (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount specified above on the Maturity Date specified above and to pay to the registered holder of this

Note (the "Holder") interest on said Principal Amount at a rate per annum specified above and upon the terms provided below under either the heading "Provisions Applicable to Fixed Rate Notes Only" or "Provisions Applicable to Floating Rate Notes Only."

     This Note is one of a duly authorized issue of notes of the Company (herein referred to as the "Notes"), all issued or to be issued in one or more series under an Indenture, dated as of November 30, 2001, as amended by a First Supplemental Indenture dated November __, 2006 (as amended by the First Supplemental Indenture and as further amended or supplemented from time to time, the "Indenture"), among the Company, Textron Financial Corporation (the "Guarantor") and U.S. Bank National Association (successor trustee to SunTrust
Bank), as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes of this series are limited (except as otherwise provided in the Indenture) to the aggregate principal amount established from time to time by the Board of Directors of the Company or the Guarantor. The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture. The Notes of this series may be subject to redemption or entitled to repayment at the option of the Holder thereof, in both cases upon notice and in accordance with the provisions of this Note and the Indenture. The Company and the Guarantor may defease the Notes of this series in accordance with the provisions of the Indenture.

     To secure the due and punctual payment of principal, any premium, any interest and Additional Amounts (as hereinafter defined) on this Note by the Company under the Indenture, when and as the same shall become due and payable, whether at the Maturity Date, by declaration of acceleration, call for redemption or otherwise, the Guarantor has unconditionally guaranteed this Note pursuant to the terms of the Guarantee endorsed hereon and in Section 13.1 of the Indenture (the "Guarantee").

     As used herein, the term "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if a Specified Currency is specified above, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency or, if such Specified Currency is the Euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; provided further that if LIBOR is indicated above to be an applicable Interest Rate Basis, the day is also a London Banking Day (as defined below).

     "Principal Financial Center" means, unless otherwise provided in this Note:

     (1) the capital city of the country issuing the Specified Currency; or

     (2) the capital city of the country to which the LIBOR Currency relates,

except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, South African rand and Swiss francs, the "Principal Financial Center" will be The City of New York, Sydney, Toronto, London (solely in the case of the Specified Currency), Johannesburg and Zurich, respectively.

     "London Banking Day" means a day which commercial banks are open for business, including dealings in the LIBOR Currency specified above, in London.

PROVISIONS APPLICABLE TO FIXED RATE NOTES ONLY:

     If the "Fixed Rate" line above is checked, unless otherwise specified above, the Company will pay interest semiannually on March 15 and September 15 of each year (each such date fixed for the payment of interest, an "Interest Payment Date") and on the Maturity Date or upon earlier redemption or repayment to the person to whom principal is payable. Interest shall accrue from the Original Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for on this Note to, but excluding, the next following Interest Payment Date, Maturity Date, or earlier date of redemption or repayment, as the case may be. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Unless otherwise specified above, if any Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment) of this Fixed Rate Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment), as the case may be.

PROVISIONS APPLICABLE TO FLOATING RATE NOTES ONLY:

     If the "Floating Rate" line on page one of this Note is checked, the Company will pay interest on the Interest Payment Dates shown specified above at the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate determined in accordance with the provisions hereinafter set forth under the headings "Determination of CD Rate," "Determination of CMT Rate," "Determination of Commercial Paper Rate," "Determination of Federal Funds Rate," "Determination of LIBOR," "Determination of Prime Rate" or "Determination of Treasury Rate," depending on whether the Interest Rate Basis is the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or other Interest Rate Basis.

     An interest payment shall be the amount of interest accrued from and including the Original Issue Date, or from and including the last Interest Payment Date to which interest has been paid, to, but excluding, the next following Interest Payment Date, Maturity Date, or date of earlier redemption or repayment, as the case may be (an "Interest Period"). Notwithstanding any provision herein to the contrary, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above.

     Unless otherwise specified above, if any Interest Payment Date for any Floating Rate Note, other than an Interest Payment Date at maturity, would fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, and interest will continue to accrue to the following Business Day, except that if LIBOR is the applicable Interest Rate Basis, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day. If the Maturity Date (or date of earlier redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date (or the date of earlier redemption or repayment).

     Commencing with the first Interest Reset Date specified above following the Original Issue Date, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as specified above under "Interest Reset Dates."

     The interest rate borne by this Note will be determined as follows:

     (i) Unless the Interest Category of this Note is specified above as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note" or in the event either "Other Provisions" or an Addendum hereto applies, in each case, relating to a different interest rate formula, this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or specified above under "Other Provisions" or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

     (ii) If the Interest Category of this Note is specified above as a "Floating Rate/Fixed Rate Note" then, except as set forth below or specified above under "Other Provisions" or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on, and including, the Fixed Rate Commencement Date specified above to the Maturity Date (or date of earlier redemption or repayment) shall be the Fixed Interest Rate specified above or, if no Fixed Interest Rate is so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

     (iii) If the Interest Category of this Note is specified above as an "Inverse Floating Rate Note" then, except as set forth below or specified above under "Other Provisions" or in an Addendum hereto, this Note shall bear interest at (a) the Fixed Interest Rate specified above minus (b) the rate determined by reference to the applicable Interest Rate Basis or Bases:

     (x) plus or minus the applicable Spread, if any, and/or

     (y) multiplied by the applicable Spread Multiplier, if any, in each case as specified above;

provided, however, that, unless otherwise specified above under "Other Provisions" or in an Addendum hereto, the interest rate hereon shall not be less than zero.

     Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset on each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate set forth above.

     The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified above to be added to or subtracted from the Interest Rate Basis for a Floating Rate Note, and the "Spread Multiplier" is the percentage specified above by which the Interest Rate Basis for such Floating Rate Note will be multiplied. Both a Spread and/or a Spread Multiplier may be applicable to the Interest Rate Basis for a particular Floating Rate Note, as set forth above.

     Each such adjusted Interest Rate Basis shall be applicable on and after the Interest Reset Date to which it relates but not including the next succeeding Interest Reset Date. If any Interest Reset Date is a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the rate of interest on this Note shall be determined by reference to LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is the applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then the Interest Reset Date will be postponed to the next succeeding Business Day. Subject to applicable provisions of law (including usury laws) and except as specified in this Note, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

     With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of thereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes or by the number of days in the year, in the cases of CMT Rate Notes and Treasury Rate Notes. The interest rate applicable to any day that is an Interest Reset Date will be the interest rate effective on such Interest Reset Date. The interest rate applicable to any other day will be the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as specified above).

     The interest determination date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the second Business Day prior to the interest reset date on which each interest rate basis is determinable.

     The "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment), as the case may be.

     U.S. Bank National Association shall be the calculation agent unless another calculation agent is specified above (the "Calculation Agent"). The interest rate applicable to each interest period will be determined by the Calculation Agent on or prior to the applicable Calculation Date. At the request of the Holder, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.

     Unless provided above, interest on Floating Rate Notes will be payable (i) in the case of Floating Rate Notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified above; (ii) in the case of Floating Rate Notes with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year; (iii) in the case of Floating Rate Notes with a semi-annual interest reset date, on the third Wednesday of the two months of each year as specified above; (iv) in the case of Floating Rate Notes with an annual interest reset date, on the third Wednesday of the month of each year as specified above; and (v) at maturity.

     All percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

     DETERMINATION OF CD RATE. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the CD Rate, unless otherwise specified above, the "CD Rate" for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "CD Interest Determination Date") and shall be the rate on the applicable CD Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified above as published in H.15(519) (as defined below) on such CD Interest Determination Date under the heading "CDs (secondary market)." If the rate referred to in the preceding sentence is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the CD Rate shall be the rate on the applicable CD Interest Determination Date for negotiable United States dollar certificates of deposit of the

Index Maturity specified above as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)." If the rate referred to in the preceding sentence is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the CD Rate shall be the rate on the applicable CD Interest Determination Date calculated by the Calculation Agent on the Notes as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the applicable CD Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified above in an amount that is representative for a single transaction in that market at that time. If the dealers selected by the Calculation Agent as provided in the preceding sentence are not quoting as mentioned in such sentence, the CD Rate shall be the CD Rate in effect on the applicable CD Interest Determination Date.

     "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov /releases/h15/update, or any successor site or publication.

     DETERMINATION OF CMT RATE. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the CMT Rate, unless otherwise specified above, the "CMT Rate" for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "CMT Interest Determination Date") and shall be the rate displayed on the Designated CMT Moneyline Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Moneyline Telerate Page is specified above as 7051, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified above, as published in H.15(519) under the caption "Treasury Constant Maturities," as the yield is displayed on Moneyline Telerate, Inc. (or any successor service) ("Money Telerate"), on page 7051 (or any other page as may replace page 7051 on that service) ("Moneyline Telerate Page 7051"), for the applicable CMT Interest Determination Date. If the rate referred to in the preceding sentence does not appear on Moneyline Telerate Page 7051, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified above, and for the applicable CMT Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities." In the event the rate referred to in the preceding sentence does not appear in H.15(519), then the CMT Rate for such CMT Interest Determination Date will be the rate on the applicable CMT Interest Determination Date for the period of the Index Maturity specified above, as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in

H.15(519). In the event the rate referred to in the preceding sentence is not published, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each a "Reference Dealer"), selected by the Calculation Agent (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest), and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity equal to such Index Maturity, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two of the prices referred to in the above sentence are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations shall be eliminated; provided, however, that if fewer than three prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified above, and a remaining term to maturity closest to such Index Maturity, and in a principal amount that is representative for a single transaction in the securities in the market at that time. However, if fewer than five but more than two prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations will be eliminated. If fewer than three prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be the CMT Rate in effect on the applicable CMT Interest Determination Date and (ii) if the CMT Moneyline Telerate Page is 7052, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the one-week or one-month, as specified above, and will be the average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified above, as published in H.15(519) opposite the caption "Treasury Constant Maturities," as the yield is displayed on Moneyline Telerate on page 7052 (or any other page as may replace page 7052 on that service) ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date falls. If the rate referred to in the preceding sentence does not appear on Moneyline Telerate Page 7052, then the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified above, and for the week or month, as applicable, preceding the applicable CMT Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities." If the rate referred to in the preceding sentence does not appear in H.15(519), then the CMT Rate for such CMT Interest Determination Date will be the one-week or one-month, as specified above, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified above, as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date falls. If the Federal Reserve Bank of New York does not publish the rate referred to above, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest), and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity equal to the Index Maturity specified above, and a remaining term to maturity no more than one year shorter than such Index Maturity, and in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two of the prices referred to above are provided as requested, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations shall be eliminated. If fewer than three prices referred to above are provided as requested, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent (from five such Reference Dealers and eliminating the highest quotation or (in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity greater than the Index Maturity specified above, and a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two prices referred to above are provided as requested, the rate will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations will be eliminated, or if fewer than three prices referred to above are provided as requested, the CMT Rate will be the CMT Rate in effect on the applicable CMT Interest Determination Date. If two United States Treasury securities with an original maturity greater than the Index Maturity as specified above have remaining terms to maturity equally close to such Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

     "Designated CMT Moneyline Telerate Page" means the display on Moneyline Telerate or any successor service on the page specified above (or any other page as may replace the specified page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified above, the Designated CMT Moneyline Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified above with respect to which the CMT Rate will be calculated. If no such maturity is specified, the Designated CMT Maturity Index shall be two years.

     DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the Commercial Paper Rate, unless otherwise specified above, the "Commercial Paper Rate" for each Interest Reset Date will be determined by the Calculation Agent as of the first Business Day prior to such Interest Reset Date (a "Commercial Paper Interest Determination Date") and shall be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as indicated above, as such rate shall be published in H.15(519) under the caption "Commercial Paper-Nonfinancial." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the applicable Calculation Date, then the Commercial Paper Rate shall be calculated by the Calculation Agent as the Money Market Yield of the Commercial Paper Rate on the applicable Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified above, published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial" (an index maturity of one month will be deemed equivalent to an index maturity of 30 days and an index maturity of three months will be deemed to be equivalent to an index maturity of 90 days). If by 3:00 p.m., New York City time, on the applicable Calculation Date, such rate is not yet published as provided in the preceding sentence, then the Commercial Paper Rate on the applicable Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on the applicable Commercial Paper Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified above, placed for industrial issuers whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on the applicable Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula and expressed as a percentage:

                              D X 360
      Money market yield = ------------- X 100
                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis, as specified above, is, or is calculated by reference to the Federal Funds Rate, unless otherwise specified above, the "Federal Funds Rate" with respect to each Interest Reset Date will be determined by the

Calculation Agent as of the first Business Day prior to such Interest Reset Date (a "Federal Funds Interest Determination Date") and shall be the rate on that date for United States dollar Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," as displayed on Moneyline Telerate on page 120 or any other page as may replace the applicable page on that service ("Moneyline Telerate Page 120") or, if such rate does not appear on Moneyline Telerate Page 120, or is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the rate on the applicable Federal Funds Interest Determination Date for United States dollar Federal Funds will be the rate on such Federal Funds Interest Determination Date as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds/Effective Rate." If such rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the Federal Funds Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds arranged by three leading brokers of United States dollar Federal Funds transactions in The City of New York selected by the Calculation Agent before 9:00 a.m., New York City time, on the applicable Federal Funds Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on the applicable Federal Funds Interest Determination Date.

     DETERMINATION OF LIBOR. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, LIBOR, unless otherwise specified above, "LIBOR" for each Interest Reset Date will be determined by the Calculation Agent as of the second London Banking Day prior to such Interest Reset Date (a "LIBOR Interest Determination Date") and in accordance with the following provisions:

     (i) LIBOR will be either: (a) if "LIBOR Reuters" is specified above, LIBOR will be the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the LIBOR Currency having the Index Maturity specified above, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified above, as of 11:00 a.m. London time, on the applicable LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified above or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, LIBOR will be the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified above, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the applicable LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as the case may be, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with provisions described in clause (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the rate calculated by the Calculation Agent will be the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity specified above, commencing on the second London Banking Day immediately following the applicable LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the applicable LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time. If fewer than two quotations are provided, LIBOR determined on the applicable LIBOR Interest Determination Date calculated by the Calculation Agent will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on the LIBOR Interest Determination Date by three major banks in the applicable Principal Financial Center(s) selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified above and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be the LIBOR rate in effect on the applicable LIBOR Interest Determination Date.

     "LIBOR Currency" means the currency (including composite currencies) specified above as the currency for which LIBOR shall be calculated. If no such currency is specified above, the LIBOR Currency shall be United States dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified above, the display on the Reuters 3000 Xtra Service on page "LIBO," or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency, or (b) if "LIBOR Telerate" is specified above or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on Moneyline Telerate on page 3750 or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency.

     DETERMINATION OF PRIME RATE. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the Prime Rate, unless otherwise specified above, the "Prime Rate" with respect to each Interest Reset Date will be determined by the Calculation Agent as of the first Business Day prior to such Interest Reset Date (a "Prime Interest Determination Date") and shall be the rate set forth on such date as published in H.15(519) under the caption "Bank Prime Loan," or if not so published prior to 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate will be as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan," or if not so published prior to 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate will be calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the particular bank's prime rate or base lending rate as of 11:00 a.m., New York City time, on the applicable Prime Interest Determination Date. If fewer than four such rates are so published by 3:00 p.m., New York City time, on the applicable Calculation Date as shown on the Reuters Screen US PRIME 1 Page for the Prime Interest Determination Date, the Prime Rate will be calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Prime Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent. However, if the banks selected by the Calculation Agent are not quoting as mentioned in the preceding sentence, the Prime Rate will be the Prime Rate in effect on the applicable Prime Interest Determination Date.

     "Reuters Screen US PRIME 1 Page" means the display on the Reuters 3000 Xtra Service or any successor service on the "US PRIME 1 Page" or other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

     DETERMINATION OF TREASURY RATE. If the Interest Rate Basis, as specified above, is, or is calculated by reference to the Treasury Rate, unless otherwise specified above, the "Treasury Rate" for each Interest Reset Date will be the rate from the auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity, as specified above, as published under the caption "INVESTMENT RATE" on the display on Moneyline Telerate on page 56 or any other page as may replace page 56 on that service or page 57 or any other page as may replace page 57 on that service, or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or, if the rate is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Treasury Rate Determination Date of Treasury Bills having the Index Maturity specified above, published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date, the rate on the applicable Treasury Rate Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." In the event that the results of the auction of Treasury Bills having the applicable Index Maturity specified above are not published or reported, as provided above, by 3:00 p.m., New York City time, on the applicable Calculation Date or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate on the applicable Treasury Rate Determination Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York

City time, on the applicable Treasury Rate Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to such Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on the applicable Treasury Rate Determination Date.

     The "Treasury Rate Determination Date" for any Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury Bills would normally be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

     "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                 D X N
     Bond Equivalent Yield = ------------- X 100
                             360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal; "N" refers to 365 or 366; as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

PROVISIONS APPLICABLE TO BOTH FIXED RATE NOTES AND FLOATING RATE NOTES:

     The interest so payable on any Interest Payment Date will, subject to certain exceptions in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date (as defined below) immediately preceding such Interest Payment Date or, if the Interest Payment Date is the Maturity Date or the date of earlier redemption or repayment, to the person in whose name this Note is registered at the close of business on the Maturity Date or such earlier date of redemption or repayment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, interest for the period from and including the Original Issue Date to, but excluding, the Interest Payment Date relating to such Regular Record Date shall be paid on the next succeeding Interest Payment Date to the person in whose name this Note is registered on the close of business on the Regular Record Date preceding such Interest Payment Date. If this Note bears interest at a Fixed Rate, as specified above, unless otherwise specified above, the "Regular Record Date" with respect to any Interest Payment Date shall be the last day of February and August next preceding such Interest Payment Date, whether or not such date shall be a Business Day. If this Note bears interest at a Floating Rate, as specified above, the "Regular Record Date" with respect to any Interest Payment Date shall be the fifteenth calendar day next preceding such Interest Payment Date, whether or not such date shall be a Business Day.

Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date or any earlier redemption or repayment date will be made in immediately available funds upon presentation and surrender of this Note and, in the event of any repayment on a Repayment Date, as specified above, upon submission of the form "Option to Elect Repayment" on the reverse of this Note duly completed, at the Place of Payment specified above; provided, however, that if a Specified Currency is specified above and such payment is to be made in such Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder hereof at least 15 calendar days prior to the Maturity Date or such earlier redemption or repayment date, as the case may be, provided that such bank has appropriate facilities therefor and that this Note is presented and surrendered at the Place of Payment specified above in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date, other than the Maturity Date or any earlier redemption or repayment date, will be made at the Place of Payment specified above or, at the option of the Company, by check mailed to the address of the Holder hereof as such address shall appear in the Register (as defined in the Indenture) maintained by the Trustee; provided that a Holder of U.S.$10,000,000 (or, if a Specified Currency is specified above, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

     If the box on page one entitled "Additional Amounts applicable for Company" is checked "yes", all payments in respect of the Notes, including, without limitation, payments of principal, interest, if any, and premium, if any, shall be made by the Company without withholding or deduction for or on account of any present or future taxes, duties, levies or other governmental charges of whatever nature in effect on the date of the original issuance of this Note or imposed or established in the future by or on behalf of the Government of Canada or of any province or territory thereof or therein or by any authority or agency thereof or therein having power to tax ("Taxes") unless the Company is required to withhold or deduct Taxes by applicable law or by the interpretation of administration thereof by the relevant government authority. In the event the Company is so required to deduct or withhold any amount for or on account of Taxes from any payment on or with respect to the Notes, the Company shall pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by each holder or beneficial owner of this Note after such withholding or deduction in respect of such Taxes (including Additional Amounts) shall equal the respective amounts of principal, interest, if any, and premium, if any, which would have been received in respect of the Notes in the absence of such withholding or deduction; provided that no such Additional Amounts will be payable with respect to (1) any payment to a holder or beneficial owner who is liable for such Taxes in respect of this Note (a) by reason of such holder or beneficial owner being a person with whom the Company is not dealing at arm's length for the purposes of the Income Tax Act (Canada) or (b) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory thereof or therein or agency thereof or therein other than the mere holding, use or ownership or deemed holding, use or ownership, or receiving payments or enforcing any rights in respect of this Note as a non-resident or deemed non-resident of Canada or any province or territory thereof or therein or any agency thereof or therein, (2) any Tax which would not have been so imposed but for the presentation by the holder of this Note for payment on a date more than 10 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (3) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge; (4) any Tax which is payable otherwise than by withholding from payments in respect of principal of, any premium, or any interest on this Note; (5) any Tax imposed as result of the failure to comply with (a) certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with Canada or any province or territory thereof of the holder or beneficial owner of this Note, if such compliance is required by statute, or by regulation, as a precondition to relief or exemption from such Tax or (b) any other certification, information, documentation, reporting or other similar requirements under Canadian federal or provincial income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such Tax, assessment or other governmental charge; (6) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of the principal of any premium or any interest on this Note, if the payment can be made without such withholding by at least one other paying agent; or (7) any combination of items (1), (2), (3), (4), (5) or (6). Furthermore, no Additional Amounts shall be paid with respect to any payment on this Note to a holder or beneficial owner who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of any this Note of this series.

     Whenever in this Note or in the Indenture there is a reference, in any context, to the payment of the principal of, or interest, if any, on, or in respect of, the Notes, such payment shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions hereof or thereof and express mention of the payment of Additional Amounts (if applicable) in any provision hereof or thereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

     If at any time subsequent to the issuance of this Note, as a result of any change in, or amendment to, the laws, including any regulations or rulings promulgated thereunder, of Canada or of any political subdivision thereof or any authority therein or thereof having power to tax or as a result of any change in the application or official interpretation of such laws, including any proposals for change, amendment or application or interpretation of such laws, where the amendment or change becomes effective on or after the date on which the Notes are first offered for sale or which proposal is made after such date, or as a result of any action taken by any taxing authority of Canada which action is taken or becomes generally known after such date, or any commencement of a proceeding in a court of competent jurisdiction in the Canada after such date, whether or not such action was taken or such proceeding was brought with respect to the Company, the Company becomes, or will become, obligated to pay any Additional Amounts, then this Note will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than thirty (30) nor more than sixty (60) days' notice given to the holders at their principal together with accrued interest thereon, if any (calculated as provided in the Indenture) (and any Additional Amounts payable with respect thereto) to the date fixed for redemption (the "Tax Redemption Date").

The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in United States dollars or, if a Specified Currency is indicated above, in such Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts of the country issuing such currency or, in the case of the Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty Establishing the European Community, as amended by the Treaty on European Union, such other currency which is then such legal tender in such country or in the adopting member states of the European Union, as the case may be). If a Specified Currency is specified above, except as otherwise provided below, any such amounts so payable by the Company will be converted by a New York clearing house bank designated by the Company (the "Exchange Rate Agent") into United States dollars for payment to the Holder of this Note.

If a Specified Currency is specified above, the Holder of this Note may elect to receive any amount payable hereunder in such Specified Currency. If the Holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

If a Specified Currency is specified above, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency by submitting a written request for such payment to the Trustee at the Place of Payment specified above on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date (or any earlier redemption or repayment date), as the case may be. Such written request may be mailed or hand delivered or sent by facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date (or any earlier redemption or repayment date), as the case may be.

If a Specified Currency is specified above and the Holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency, but such Specified Currency is not available for such payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) determined by the Exchange Rate Agent on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date on which such payment is due. The "Market Exchange Rate" for the Specified Currency means the noon dollar-buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

     In case an Event of Default (as defined in the Indenture) with respect to Notes of this series shall occur and be continuing, the principal amount (or, if the Note is an Original Issue Discount Note, such lesser portion of the principal amount as may be applicable) of the Notes of this series may be declared due and payable, and, with respect to certain Events of Default, shall automatically become due and payable, in each case in the manner and with the effect provided in the Indenture. If this Note is an Original Issue Discount Note, in the event of an acceleration of the Maturity Date hereof, the amount payable to the Holder of this Note upon such acceleration will be determined by this Note but will be an amount less than the amount payable at the Maturity Date of this Note.

     The Indenture permits, with certain exceptions as therein provided, the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities (as defined in the Indenture) of each series to be affected by such modification under the Indenture at any time by the Company and the Guarantor with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Securities (as defined in the Indenture) of each series to be affected by such modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

     This Note is issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof or other Authorized Denomination specified above.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered in the Register of this series upon surrender of this Note for registration of transfer at the Place of Payment specified above, duly endorsed by or accompanied by, a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon a new Note or Notes of this series of Authorized Denomination and for the same aggregate principal amount, with the Guarantee endorsed thereon, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee, and any agent of the Company or the Trustee may treat the person in whose name this Note is registered in the Register as the owner of this Note for all purposes (other than for the determination of any Additional Amounts payable) and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

     If so specified above, this Note will be redeemable at the Company's option on the date or dates specified prior to the Maturity Date at a price or prices, each as specified above, together with accrued interest to the date of redemption. This Note will not be subject to any sinking fund. If so redeemable, the Company may redeem this Note either in whole or from time to time in part, upon not less than 30, nor more than 60, days' notice before the date of redemption. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     The Company may specify that this Note will be repayable at the option of the Holder on a date or dates specified prior to the Maturity Date at a price or prices specified above, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Paying Agent (as defined in the Indenture) must receive at least 30, but not more than 60, days prior to the repayment date (i) this Note with the form entitled "Option to Elect Repayment" at the end of this Note duly completed or (ii) a facsimile transmission or a letter from a member of a national securities exchange of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid with the form entitled "Option to Elect Repayment" at the end of this Note duly completed will be received by the Paying Agent not less than five Business Days after the date of such facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of this Note shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less then the entire principal amount of this Note provided that the principal amount of this Note remaining outstanding after repayment is an Authorized Denomination.

     This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified above, in whole or from time to time in part in increments of $1,000 or other Authorized Denomination (provided that any remaining principal amount hereof shall be at least $1,000 or other minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the "Redemption Date"), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 calendar days nor less than 30 days prior to the Redemption Date. The "Redemption Price" shall be the Initial Redemption Percentage specified above multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

     The Company can "reopen" a previously issued tranche of Notes and issue additional Notes of such tranche or establish additional terms of such tranche or issue notes with the same terms as previously issued Notes.

     The Company may at any time purchase this Note at any price in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

     By acceptance of this Note, the Holder hereof agrees to be bound by the provisions of the Indenture. Terms used herein, which are defined in the Indenture, shall have the respective meanings assigned thereto in the Indenture. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        TEXTRON FINANCIAL CANADA FUNDING CORP.


                                        BY:
                                            ------------------------------------
                                        NAME: CHRISTOPHER P. SHARP
                                        TITLE: PRESIDENT


                                        BY:
                                            ------------------------------------
                                        NAME: CONNIE LEE
                                        TITLE: TREASURER

Dated:
       ------------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of
the series designated herein and
referred to in the within-mentioned
Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Successor Trustee to SunTrust Bank


BY:
    ---------------------------------
    Authorized Signatory

                       FULL AND UNCONDITIONAL GUARANTEE BY

                          TEXTRON FINANCIAL CORPORATION

     For value received, Textron Financial Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor", which term includes any successor Person under the Indenture (the "Indenture") referred to in the Note on which this Guarantee is endorsed), has fully and unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article Thirteen of the Indenture, the due and punctual payment of the principal of, and any premium, interest and any Additional Amounts on, such Note, when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Note and the Indenture.

     All payments pursuant to this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, levies or other governmental charges of whatever nature in effect on the date that such
Note is originally issued or imposed or established in the future by or on behalf of the United States or any authority thereof or therein, unless such taxes, duties, levies or governmental charges are required by the United States or such other jurisdiction or any such subdivision or authority to be withheld or deducted. In that event, the Guarantor will pay such additional amounts as will result (after deduction of such taxes, duties, levies or governmental charges and any additional taxes, duties, levies or governmental charges payable in respect of such) in the payment to the holder of the Note on which this Guarantee is endorsed of the amounts which would have been payable in respect of the Guarantee thereof had no such withholding or deduction been required, subject to certain exceptions as set forth in Article Thirteen of the Indenture.

     The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

     Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

     IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed under its corporate seal.

Dated:                                  TEXTRON FINANCIAL CORPORATION
       ------------------------------


Attest:                                 By:
                                            ------------------------------------
                                        Name: Thomas J. Cullen
-------------------------------------   Title: Executive Vice President
Margaret Hayes-Cote                            And Chief Financial Officer


                                        By:
                                            ------------------------------------
                                        Name: Brian F. Lynn
                                        Title: Senior Vice President and
                                               Treasurer

            [TO BE DELETED IF NOTE ISSUED AS GLOBAL BOOK-ENTRY NOTE]

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on page one of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common        UNIF GIFT MIN ACT - _____ Custodian _____
                                                          (Cust)         (Minor)
TEN ENT - as tenants by the                             under Uniform Gifts to
          entireties                                    Minors Act

JT TEN as joint tenants with right of                   ________________________
survivorship and not as tenant                          (State)
in common

Additional abbreviations may also be used though not in the above list.

                                   ----------

            [TO BE DELETED IF NOTE ISSUED AS GLOBAL BOOK-ENTRY NOTE]

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(Please insert social security or other identifying number of assignee)

________________________________________________________________________________
               (Name and address of assignee, including zip code,
                         must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________ attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.


Dated:
       -----------                      ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as it appears upon page three of the within
                                        Note in every particular, without
                                        alteration or enlargement or any change
                                        whatever and must be guaranteed.


------------------------------------
SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SEC RULE 17Ad-15.

           [TO BE DELETED UNLESS HOLDER HAS OPTION TO ELECT REPAYMENT]

                   REGISTRAR, PAYING AGENTS AND TRANSFER AGENT

                           REGISTRAR AND PAYING AGENT
                               (subject to change)

                               U.S. Bank Trust NY
                           100 Wall Street, 16th Floor
                            New York, New York 10005

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable repayment price thereof together with interest to the repayment date, to the undersigned:

________________________________________________________________________________
         (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof, which the Holder elects to have repaid:
________________

and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):


Date:                                   Signature:
      --------------                               -----------------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the instruction on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations: _____________________________________________

TEN COM - as tenants in common
TEN ENT - as tenants by the entirety
JT TEN- as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT - _____________ Custodian for __________________
                        (Cust)                       (Minor)

     Under Uniform Gifts to Minors Act

     _________________________________
     (State)

     Additional abbreviations may be used though not in the above list.